EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



To the Stockholders and Directors of
The Stride Rite Corporation:


We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 333-51161 and 333-51163) of The Stride Rite Corporation of our reports dated January 6, 1998 on our audits of the consolidated financial statements and financial statement schedules of The Stride Rite Corporation as of November 27, 1998 and November 28, 1997 and for the years ended November 27, 1998, November 28, 1997 and November 29, 1996 which reports are included or incorporated by reference in this Annual Report on Form 10-K.



                                         /s/ PricewaterhouseCoopers LLP
                                         PRICEWATERHOUSECOOPERS LLP





February 22, 1999







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